===============================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               NOVEMBER 14, 2000



                               TECO ENERGY, INC.
                               -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            FLORIDA                       1-8180                 59-2052286
----------------------------        ----------------        -------------------
(STATE OR OTHER JURISDICTION        (COMMISSION FILE          (IRS EMPLOYER
    OF INCORPORATION)                     NUMBER)           IDENTIFICATION NO.)


           702 NORTH FRANKLIN STREET, TAMPA FLORIDA                33602
           ----------------------------------------              ----------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (813) 228-4111
                                                          --------------



===============================================================================

ITEM 5.  OTHER EVENTS

         See the Press Release dated Nov. 14, 2000, filed as Exhibit 99.1 and incorporated herein by reference, announcing that TECO Power Services Corporation (TPS) has formed a joint venture with Panda Energy International to build, own and operate two merchant power plants in Arkansas and Arizona. The combined capacity of the two plants will be nearly 4,600 megawatts. TPS will be providing interim loans totaling $370 million for the project, $250 million of which will be funded in the fourth quarter of 2000, which will be paid back by the end of first quarter 2001 at project finance closing. TPS' equity investment in the project is expected to be approximately $960 million at commercial operation. The plants are scheduled to go in service in phases starting in mid-2002, with full operation expected in the second quarter of 2003.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (c)     Exhibits

         99.1     Press Release dated Nov. 14, 2000.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: Nov. 15, 2000                     TECO Energy, Inc.



                                         By: /s/ S. A. Myers
                                            ----------------------------------
                                                 S. A. Myers
                                                 Vice President - Corporate
                                                 Accounting and Tax
                                                 (Principal Accounting Officer)

                               INDEX TO EXHIBITS



EXHIBIT NO.       DESCRIPTION OF EXHIBITS                              PAGE NO.
-----------       -----------------------                              --------

   99.1           Press Release dated Nov. 14, 2000                      5-8